Exhibit 99.1

Independent Auditors’ Report

To the Board of Directors and Stockholders of

Rainmaker Systems, Inc. and Quarter End, Inc.

We have audited the accompanying balance sheet of Quarter End, Inc. (the “Company”) as of December 31, 2004, and the related statements of operations, stockholders’ deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Quarter End, Inc. as of December 31, 2004, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

                /s/ BDO Seidman, LLP

San Francisco, California

March 10, 2005

Quarter End, Inc.

Balance Sheet

December 31,	2004
Assets

Current Assets:
Accounts receivable	$894,292
Prepaid expenses and other current assets	92,440

Total current assets	986,732
Property and equipment, net	286,294
Intangible assets, net	3,562,295
Goodwill	536,674
Deposits	53,024

Total Assets	$5,425,019

Liabilities and Stockholders’ Deficit

Current Liabilities:
Bank overdraft	$32,209
Revolving line of credit	350,000
Accounts payable and accrued expenses	602,191
Accrued compensation and related liabilities	877,456
Long-term debt, current portion	1,325,849
Capital lease obligations, current portion	78,154
Deferred revenues	947,524

Total current liabilities	4,213,383
Capital lease obligations, non-current	41,525
Long-term debt, non-current	1,514,151

Total Liabilities	5,769,059

Commitments and Contingencies (Note 6)

Stockholders’ Deficit:
Common stock: par value $0.10 per share; 100,000,000 shares authorized, 1,199,333 issued and outstanding	119,933
Additional paid-in capital	617,347
Note receivable from stockholder	(20,644)
Accumulated deficit	(1,060,676)

Total Stockholders’ Deficit	(344,040)

Total Liabilities and Stockholders’ Deficit	$5,425,019

See accompanying summary of accounting policies and notes to financial statements

Quarter End, Inc.

Statement of Operations

Year Ended December 31,	2004
Net Services Revenue	$5,137,408

Costs and Expenses:
Cost of revenues	3,527,952
General and administrative[1]	1,775,438
Sales and marketing	339,804
Technology services	354,333

Total costs and expenses	5,997,527

Loss from operations	(860,119)
Interest expense, net	(64,762)
Other expense, net	(11,151)

Net loss	$(936,032)

[1]	General and administrative includes stock-based compensation to employees and a non-employee totaling $399,236 and $54,080, respectively.

See accompanying summary of accounting policies and notes to financial statements

Quarter End, Inc.

Statement of Stockholders’ Deficit

	Common Stock		Additional Paid-In Capital	Note Receivable from Stockholder	Accumulated Deficit	Total
	Shares	Amount
Balance, January 1, 2004	840,000	$84,000	$—	$—	$(124,644)	$(40,644)
Issuance of common stock for cash, March 2004	93,333	9,333	90,667	—	—	100,000
Issuance of common stock to employees in lieu of cash payments, August 2004	240,000	24,000	475,200	—	—	499,200
Issuance of common stock to non-employees for services, August 2004	26,000	2,600	51,480	—	—	54,080
Issuance of note receivable to stockholders		—	—	(20,644)	—	(20,644)
Net loss		—	—	—	(936,032)	(936,032)

Balance, December 31, 2004	1,199,333	$119,933	$617,347	$(20,644)	$(1,060,676)	$(344,040)

See accompanying summary of accounting policies and notes to financial statements

Quarter End, Inc.

Statement of Cash Flows

Year Ended December 31,	2004
Cash Flows from Operating Activities:
Net loss	$(936,032)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	87,996
Amortization of intangible assets	237,705
Stock-based compensation	453,316
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed:
Accounts receivable	(431,102)
Prepaid expenses and other current assets	(7,605)
Accounts payable and accrued expenses	101,698
Accrued compensation and related liabilities	32,733
Deferred revenues	424,140
Bank overdraft	19,530

Net cash used in operating activities	(17,621)

Cash Flows from Investing Activities:
Acquisition of Sunset Direct, Inc.	(2,030,737)
Capital expenditures	(71,033)

Net cash used in investing activities	(2,101,770)

Cash Flows from Financing Activities:
Proceeds from the sale of common stock	100,000
Advances from stockholders	182,313
Repayments of advances from stockholders	(216,088)
Loans to stockholders	(20,644)
Proceeds from issuance of notes payable and bank loans	1,750,000
Proceeds from line of credit borrowings	770,000
Repayments of line of credit borrowings	(420,000)
Principal payments on capital lease obligations	(26,190)

Net cash provided by financing activities	2,119,391

Net change in cash and cash and cash equivalents	—
Cash and cash equivalents, beginning of year	—

Cash and cash equivalents, end of year	$—

Supplemental schedule of cash and non-cash investing and financing activities:
Cash paid for interest	$54,954
Issuance of common stock to employees in lieu of accrued paid time off liability	99,964
Note payable issued in acquisition of Sunset Direct, Inc.	1,090,000
Assets acquired under capital leases	145,869

See accompanying summary of accounting policies and notes to financial statements

Quarter End, Inc.

Summary of Accounting Policies

Description of Business

Quarter End, Inc. (“QEI” or the “Company”) incorporated on August 5, 2002 in the State of Idaho. On August 3, 2004, the Company purchased certain assets of Sunset Direct, based in Austin TX, which is more fully described in Note 3. The financial statements herein include the balances of Sunset Direct as of December 31, 2004 and the operations for the period from August 3, 2004 through December 31, 2004. The Company conducts business under the name Sunset Direct. The Company is a leading provider of Strategic Lead Generation (SLG) services and applications and offers a one-stop shop for sales and marketing executives that are seeking a proven methodology for identifying and closing business faster and more effectively than their existing marketing and sales programs.

The Company provides a comprehensive suite of SLG services and applications that include: outsourced call center services, lead/campaign management, training workshops, database and list management services, and web-based lead management campaigns.

Basis of Presentation	The accompanying financial statements are prepared using accounting principles generally accepted in the United States of America.

Use of Estimates	The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management of the Company to make certain estimates and assumptions relating to the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Significant items subject to such estimates and assumptions include the carrying amount of property and equipment, intangible assets and goodwill; valuation of receivables and acquired deferred revenues. Actual results could differ from those estimates.

Cash and Cash Equivalents	Cash and cash equivalents include all cash balances and highly liquid investments with an original maturity of three months or less.

Accounts Receivable	Billed accounts receivable are based on invoiced amounts and do not bear interest. Unbilled accounts receivable represents revenues recognized in excess of amounts billed. The Company continually monitors each customer’s credit worthiness individually, and recognizes allowances for estimated bad debts on customer accounts that are no longer estimated to be collectible.

Quarter End, Inc.

Summary of Accounting Policies

Property and Equipment	Property and equipment are stated at cost. Equipment under capital lease is stated at the present value of minimum lease payments. Depreciation is computed using the straight-line method over the estimated useful lives ranging from three to five years. Leasehold improvements are amortized on a straight-line basis over the shorter of the estimated use life of asset or the lease term.

Goodwill and Other Intangible Assets	Goodwill represents the excess of costs over fair value of assets of businesses acquired. Goodwill and intangible assets acquired in a purchase business combination and determined to have an indefinite useful life are not amortized, but instead tested for impairment at least annually. Intangible assets with estimable useful lives are amortized over their respective estimated useful lives to their estimated residual values, and are reviewed for impairment in accordance with Financial Accounting Standards Board (FASB) Statement No. 144, Accounting for Impairment or Disposal of Long-Lived Assets.

Impairment of Long-Lived Assets	In accordance with Statement No. 144, long-lived assets, such as property, plant, and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposed group classified as held for sale would be presented separately in the appropriate asset and liability sections of the balance sheet.

Goodwill is tested at least annually for impairment, and more frequently if events and circumstances indicate that the asset might be impaired. An impairment loss is recognized to the extent that the carrying amount exceeds the asset’s fair value. This determination is made at the reporting unit level and consists of two steps. First, the Company determines the fair value of a reporting unit and compares it to its carrying amount. Second, if the carrying amount of a reporting unit exceeds its fair value, an impairment loss is recognized for any excess of the carrying amount of the reporting unit’s goodwill over the implied fair value of that goodwill. The implied fair value of goodwill is determined by allocating the fair value of the reporting unit in a manner similar to a purchase price allocation, in accordance with FASB Statement No. 141, Business Combinations. The residual fair value after this allocation is the implied fair value of the reporting unit goodwill.

Quarter End, Inc.

Summary of Accounting Policies

Revenue Recognition	The Company recognizes revenue from service contracts under the provisions of Staff Accounting Bulleting (SAB) 104, Revenue Recognition. Revenue from service contracts is recognized when a purchase order or executed agreement from the customer is received; the services are delivered; the fee is fixed or determinable; the collection of the receivable is reasonably assured; and no significant post-delivery obligations remain unfulfilled. Revenue from services performed is recognized as the services are accepted. Revenue from fee-based activities is recognized once these services have been delivered. The Company generally does not enter into multiple-element revenue arrangements with its customers.

Deferred Revenue	Deferred revenue represents billings in excess of revenue recognized from the Company’s services described above, and is recognized as revenue recognition criteria are met.

Income Taxes	The Company is a subchapter S corporation and, as such, net income (loss) generated by the Company is passed through to the individual stockholders of the Company. Accordingly, no provision or credit for federal income taxes has been made.

Comprehensive Income (Loss)	Comprehensive income (loss) is defined as the change in equity of a business enterprise during a period, from transactions and other events and circumstances from non-owner sources. Through December 31, 2004, there were no transactions that required reporting in other comprehensive income (loss) and, accordingly, comprehensive loss equals net loss.

Concentrations of Credit Risk	Financial instruments that subject the Company to concentrations of credit risk consist principally accounts receivable. The Company’s customer base consists primarily of established technology corporations in the United States. Although the Company is directly affected by the financial well being of the technology industry, management does not believe significant credit risk exists at December 31, 2004. At December 31, 2004, the Company has three customers representing 17%, 11% and 10% of accounts receivable balances. The Company had sales to one customer representing 19% of total sales for the year ended December 31, 2004.

Quarter End, Inc.

Notes to Financial Statements

1.	Accounts Receivable	Accounts receivable at December 31, 2004 consist of:

Billed	$736,880
Unbilled	157,412

Total	$894,292

Unbilled amounts include recoverable costs and accrued profit on in process arrangements, which have not been billed. Such amounts are billed in accordance with the contract terms and, at such time, are reclassified to billed receivables. At December 31, 2004, all receivables were considered collectible. To date, the Company has recorded minimal bad debt losses.

2.	Property and Equipment	Property and equipment at December 31, 2004 consists of:

Computers, printers, electronic equipment	$327,355
Office furniture and equipment	26,863
Leasehold improvements	9,897

Less accumulated depreciation	(77,821)

Total	$286,294

Depreciation expense for the year ended December 31, 2004 totaled $54,007.

The costs of assets acquired under capital leases totaled $145,869 with related accumulated amortization of $20,260 at December 31, 2004. These assets serve as collateral for the outstanding capital lease obligation. Capital leases are more fully described in Note 6.

3.	Acquisition of Sunset Direct, Inc.	During August 2004, the Company acquired certain assets and assumed certain liabilities of Sunset Direct, Inc. in exchange for $2,000,000 in cash, a non-interest promissory note, maturing May 2005, with a face amount of $1,090,000 and a short-term payable to the selling shareholder of $25,000. The transaction was considered a business combination and was accounted for under the purchase method. The total purchase price, including direct acquisition costs of $28,972, was $3,143,972.

Quarter End, Inc.

Notes to Financial Statements

The estimated fair value of assets acquired and liabilities assumed at the date of acquisition are summarized below:

Current assets	$549,083
Property and equipment	146,971
Intangible assets	3,800,000
Goodwill	536,674
Other assets	53,570

Total assets acquired	5,086,298
Total liabilities assumed	(1,942,326)

Net assets acquired	$3,143,972

The acquired intangible assets, all of which are being utilized, are described more fully at Note 4.

4.	Goodwill and Intangible Assets	At December 31, 2004 goodwill and intangible assets consist of the following:

	Gross Carrying Amount	Estimated Useful Life	Accumulated Amortization
Goodwill	$536,674	Not applicable	$—

Intangible assets:
Customer list	$1,400,000	5 years	$114,754
Proprietary database	1,000,000	5 years	81,967
Developed Technology	400,000	4 years	40,984
Trade name	1,000,000	Indefinite	—

	$3,800,000		$237,705

Aggregate amortization expense for amortizing intangible assets was $237,705 for the year ended December 31, 2004. Estimated amortization expense for the next five years is: $580,000 in 2005, $580,000 in 2006, $580,000 in 2007, $538,000 in 2008 and $280,000 in 2009.

Quarter End, Inc.

Notes to Financial Statements

5.	Debt Obligations

Revolving Line of Credit

In July 2004, the Company signed a Loan and Security Agreement with a lender providing the Company with a $750,000 Revolving Line subject to certain financial covenants. The $750,000 Revolving Line is collateralized by the Company’s accounts receivable. Advances accrue interest on the then outstanding principal balance at a per annum rate equal to the lender’s prime rate plus 1.50% (6.75% at December 31, 2004). As of December 31, 2004, the Company fulfilled all financial covenants to draw upon the Revolving Line. At December 31, 2004, outstanding borrowings under the Revolving Line were $350,000 and the unused line of credit was $400,000, subject to the Accounts Receivable borrowing base as defined in the agreement. The line of credit expires on July 28, 2005.

Long-Term Debt

Long-term debt at December 31, 2004 consists of:

Note payable to a bank at an interest rate of prime plus 2.00% annually with interest only for six months (7.25% at December 31, 2004), principal and interest due in monthly installments of $12,031 with a balloon payment, maturing in March 2007, collateralized by corporate assets, accounts receivable, and pledged assets from shareholders.

$ 500,000

Note payable to a bank at an interest rate of prime plus 1.50% annually with interest only for six months (6.75% at December 31, 2004), principal and interest due in monthly installments of $18,713 with a balloon payment, maturing in March 2007, collateralized by corporate assets, accounts receivable, and pledged assets from shareholders.	1,250,000

Note payable to former Sunset Direct, Inc. shareholder, non-interest bearing, due May 2005.	1,090,000

2,840,000
Less current maturities	(1,325,849)

Total	$1,514,151

Quarter End, Inc.

Notes to Financial Statements

Required principal payments on long-term debt at December, 2004 are as follows:

2005	$1,325,849
2006	274,357
2007	1,239,794

Total	$2,840,000

6.	Commitments and Contingencies

Capital Leases

The Company is obligated under capital leases covering certain equipment that expire at various dates during the next 3 years. As described at Note 2, amortization of assets held under capital leases is included in depreciation expense.

Operating Leases

The Company also has noncancelable operating leases, for office and warehouse space located in Austin, Texas, which require the Company to pay all executory costs such as maintenance and insurance. The Company has also entered into month-to-month operating leases for office space in Idaho and Colorado.

Rental expense, including executory costs, for all operating leases for the year ended December 31, 2004 totaled $482,900.

Quarter End, Inc.

Notes to Financial Statements

Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) and future minimum capital lease payments as of December 31, 2004 are:

	Capital Leases	Operating Leases
Year Ending December 31,
2005	$81,284	$525,400
2006	39,868	532,500
2007	2,571	521,600
2008	—	544,800
2009	—	278,200

Total minimum lease payments	123,723	$2,402,500

Less estimated executory costs	—

Net minimum lease payments	123,723
Less amount representing interest	(4,044)

Present value of net minimum capital lease payments	119,679
Less current installments of obligations under capital leases	(78,154)

Obligations under capital leases, excluding current installments	$41,525

Legal Proceedings

The Company is involved in various other claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s financial position, results of operations, or liquidity.

Quarter End, Inc.

Notes to Financial Statements

Employment Agreements

At December 31, 2004, the Company had executive employment agreements in place with four former Sunset Direct, Inc. executives that became employees of the Company upon the closing of the acquisition of Sunset Direct, Inc. These agreements provide for, among other things, minimum annual base salaries and compensation for unpaid wages, benefits to be received, bonus entitlements, and the issuance of 60,000 shares of the Company’s common stock to each executive.

The total annual value of the minimum base salary compensation for the agreements described is $425,000 and the estimated fair value of the common stock issued under these agreements was $499,200. The common stock issued under these agreements is described more fully at Note 7.

7.	Stockholders’ Deficit

Common Stock

In July 2002, the Company issued 840,000 shares of common stock to the founders of the Company in exchange for $28,000 of cash, assets, and services. The shares are subject to repurchase rights, which allow the Company to repurchase the shares at a price per share as determined in accordance with the Amended and Restated Shareholders’ Agreement in certain events including termination, death or insolvency of the shareholder. This repurchase right does not expire and no shares were repurchased during 2004.

In March 2004, the Company sold 93,333 shares of its common stock for cash proceeds of $100,000. These shares are subject to the repurchase rights provided in the Amended and Restated Shareholders’ Agreement.

Quarter End, Inc.

Notes to Financial Statements

Stock-Based Compensation

In August 2004, pursuant to executive employment agreements, the Company issued a total of 240,000 shares to four former Sunset Direct, Inc. employees that became employees of the Company upon closing of the acquisition of Sunset Direct, Inc. These shares are subject to the repurchase rights provided in the Amended and Restated Shareholders’ Agreement. A portion of these shares was issued in settlement of each employee’s accumulated paid time off liability, which was assumed by the Company as part of the acquisition. The issuances of common stock were recorded based upon the estimated fair value of the Company’s common stock as determined by a third-party valuation specialist. The fair value of these shares totaled $499,200, of which $99,964 was recorded as settlement of the accrued paid time off liability and $399,236 was recorded as stock-based compensation expense.

Also, on the same date, the Company issued a total of 26,000 shares of common stock to an independent consultant for services performed. The issuance of these shares was also recorded at the estimated fair value of the Company’s common stock on that date. The fair value of these shares was $54,080.

Notes Receivable from Stockholders

Notes receivable from stockholders consist of full recourse notes issued to the Company by two stockholders and executives of the Company. Such notes are collateralized by shares of the Company’s common stock and are non-interest bearing if paid on or before the maturity date, which occurs on February 5, 2005. In the event of default at the maturity date, the notes accrue interest at a rate of prime plus 6.5%.

8.	Related Party Transactions	During 2004, the Company received cash advances from certain stockholders and executives totaling $182,313 for working capital purposes, which were repaid as of December 31, 2004.

9.	Employee Benefit Plan	The Company administers the Quarter End, Inc. Employees’ 401(k) Plan, a defined contribution plan (the Plan). The Plan covers substantially all employees over the age of 21 that have more than 365 days of service. Participants may elect to contribute up to 75% of their compensation each plan year as a salary deferral election up to IRS limits. The Company made no contributions to the Plan during 2004.

Quarter End, Inc.

Notes to Financial Statements

10.	Subsequent Events

Notes Receivable from Stockholders

On January 20, 2005, the Company’s Board of Directors forgave the notes receivable from stockholders totaling $20,644.

Acquisition by Rainmaker Systems, Inc.

On February 8, 2005, Rainmaker Systems, Inc. (Rainmaker) acquired all of the issued and outstanding voting securities of the Company by means of a merger of the Company and a wholly owned subsidiary of Rainmaker, with the Company continuing as the surviving corporation. The Company conducted business under the name Sunset Direct and changed its name to Sunset Direct, Inc. in connection with the transaction. Under the terms of the Merger Agreement, Rainmaker paid approximately $3.5 million in cash that was primarily used to retire approximately $3.3 million of the Company’s debt and certain liabilities, and issued 3,320,400 shares of its common stock in exchange for the outstanding capital stock of the Company.

Rainmaker has agreed to file a registration statement with the Securities and Exchange Commission on a commercially reasonable efforts basis with respect to the shares that have been issued to the Company’s shareholders. After the registration statement becomes effective, approximately 330,378 of such shares will be available for public sale, with an additional 1,359,951 of such shares available for sale six months from closing, 399,986 of such shares available for sale nine months from closing and 399,985 of such shares available for sale twelve months from closing. Approximately 830,100 shares of common stock consideration have been placed in escrow and will not be released until twelve months after closing, subject to potential post-closing adjustments.